SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 9, 2004

                        WIRELESS AGE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                        001-31338              98-0336674
State or other jurisdiction of           (Commission         (IRS Employer
Incorporation or organization            File No.)           Identification No.)

13980 Jane Street, King City, Ontario, Canada                L7B 1A3
(Address of principal executive offices)                     (Zip Code)

                                 (905) 833-0808
              (Registrant's telephone number, including area code)

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

      Previous Independent Accountants

      On February 5, 2003, Wireless Age Communications, Inc. dismissed Amisano Hanson, Chartered Accountants, ("Amisano Hanson") as its principal accountants. Such action had been previously approved by the Registrant's Board of Directors. Amisano Hanson's report on the financial statements of the Company for the past year did not contain an adverse opinion or disclaimer of opinion, and were not modified as to audit scope or accounting principles. From the time of Amisano Hanson's appointment as the Company's auditors on January 22, 2001, through the date of this report, there has been no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the two most recent fiscal years and through the date of this report there have been no reportable events.

      New Independent Accountants

      On February 5, 2003, the Registrant retained Mintz & Partners LLP of Toronto, Ontario, Canada, as the Company's independent accountants to conduct an audit of the Registrant's financial statements for the fiscal year ended December 31, 2003. This action was previously approved by the Registrant's Board of Directors.

Item 7. Financial Statements and Exhibits

      (c)   Exhibits

            23.1 Letter from Amisano Hanson re: resignation as certifying accountant.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: February 9, 2004

                                        WIRELESS AGE COMMUNICATIONS, INC.


                                        By /s/ Gary N. Hokkanen
                                           -------------------------------
                                               Gary N. Hokkanen
                                               Chief Financial Officer